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                                                                  Exhibit 23.1.9


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Equity Participation Plan of Nextera Enterprises, Inc. of our report dated September 25, 1998, with respect to the 1997 financial statements of Pyramid Imaging, Inc., included in the Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-63789) of Nextera Enterprises, Inc.



/s/ ERNST & YOUNG LLP


San Francisco, California
May 14, 1999